AMERIANA NEWS RELEASE

           AMERIANA BANCORP
          2118 BUNDY AVENUE
        NEW CASTLE, INDIANA      Contact:  Harry J. Bailey
                 47362-1048                President and Chief Executive Officer
765-529-2230/1-800-487-2118                (765) 529-2230


             AMERIANA BANCORP REPORTS HIGHER THIRD QUARTER EARNINGS

NEW CASTLE, Ind. (October 30, 2003) - Ameriana Bancorp (NASDAQ/NM: ASBI) today announced results for the third quarter and nine-month period ended September 30, 2003. Highlights of the report included a 20% increase in third quarter earnings per diluted share versus the same period last year.

     As previously announced, Ameriana made the decision in the third quarter to write off two separate pools of troubled commercial leases. This action followed several steps over the past year to increase reserves on this portfolio as the sureties guaranteeing the underlying leases refused to honor their responsibilities. The impact of the third quarter write-off, however, was more than offset by a gain recorded on the sale of the Company's two Ohio branches during the quarter, as announced on September 30, 2003.

     Net interest income for the quarter was $3,244,000, up 5% from net interest income of $3,076,000 in the year-earlier period. The Company's provision for loan losses increased to $4,790,000 for the quarter, primarily due to the lease portfolio write-off, versus $150,000 in the third quarter last year. Net income for the quarter increased 20% to $952,000 or $0.30 per diluted share from $786,000 or $0.25 per diluted share in the third quarter last year. Net income for the current-year quarter included an after-tax gain of approximately $2,940,000 or $0.93 per diluted share on the aforementioned sale of two branches, which more than offset an after-tax charge of approximately $2,784,000 or $0.88 per diluted share recorded to write off the lease portfolio.

     Net interest income for the first nine months of 2003 increased 9% to $9,966,000 from $9,126,000 in the comparable period last year. Ameriana's provision for loan losses for the first nine months of 2003 totaled $6,340,000 compared with $1,550,000 in the year-earlier period. Net income for the first nine months of 2003 totaled $1,803,000 or $0.57 per diluted share compared with a net loss of $664,000 or $0.21 per diluted share in the year-earlier period. Ameriana's net loss in the first nine months of 2002 was attributable to an after-tax loss of approximately $1,900,000 or $0.61 per diluted share on the liquidation of its investment portfolio in March 2002 and an addition to loan loss reserves in the first quarter of 2002 of approximately $660,000 after-tax or $0.21 per diluted share.

     Commenting on the results, Harry J. Bailey, President and Chief Executive Officer, said, "We are pleased with the underlying profitability and growth demonstrated by the Ameriana banking franchise during the past quarter. Obviously, the two important events completed during the third quarter, the sale of our two branches in Ohio and the write-off of our lease portfolio, create some unusual fluctuations in revenues and expenses for the period. Looking beyond these aberrations, we continue to see fundamental strength in our business, solid earnings for the quarter, and a significant rebound in profits for the year so far."

                                     -MORE-

ASBI Reports Third Quarter Results
Page 2
October 30, 2003


     Bailey noted that with the sale of the two branches in Ohio, Ameriana will intensify its focus on the Company's core market, which reaches from New Castle to western Indianapolis. In that region, Ameriana currently has nine existing branches. Additionally, it has a new branch under construction in McCordsville, targeted for opening in mid-December, which will strengthen Ameriana's presence in the Hancock County corridor.

     As to the Company's lease portfolio, Bailey said increasing uncertainty surrounding the prospects for eventual recovery from the sureties led Ameriana to write off the portfolio at this time. In 2002 and during year-to-date 2003, Ameriana set aside increasing reserves against the outstanding amount in the two lease pools as legal action mounted against the sureties, as one of the two sureties involved in the transaction was downgraded by ratings agencies, and in recognition of an increasingly conservative stance by regulators in the matter. He noted that Ameriana, despite the write-off, continues to assert its legal claims aggressively against the two sureties involved in the original lease transactions. He also pointed out that Ameriana's regulatory capital remained well above required levels at September 30, 2003.

     Concluding, Bailey added: "Although the loss to our Bank - and the many other financial institutions that participated in these lease pools - is disappointing, especially considering the unequivocal nature of the lease guarantees we received from these third-party sureties, we believe it is in the best interest of shareholders to put this matter behind us. By limiting its potential negative impact going forward, we will be able to devote our energy and focus on the fundamentals of our banking operations across our many Indiana markets."

     Ameriana Bancorp is a bank holding company. Through its wholly owned subsidiary, Ameriana Bank and Trust, the Company offers an extensive line of banking services and provides a range of investments and securities products through branches in the central Indiana area. As its name implies, Ameriana Bank and Trust also offers trust and investment management services, has interests in Family Financial Life Insurance Company and Indiana Title Insurance Company, and owns Ameriana Insurance Agency, a full-service insurance agency.

     This news release contains forward-looking statements within the meaning of the federal securities laws. Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements, identified by words such as "will," "believe" and "intend," involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve general economic trends and changes in interest rates, increased competition, changes in consumer demand for financial services, the possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, the amount of losses incurred from the liquidation of certain of the Company's investments, and market disruptions and other effects of terrorist activities. The Company undertakes no obligation to release revisions to these forward-looking statements publicly to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

                                     -MORE-

ASBI Reports Third Quarter Results
Page 3
October 30, 2003


                                AMERIANA BANCORP
                         UNAUDITED FINANCIAL HIGHLIGHTS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                            THREE MONTHS ENDED               NINE MONTHS ENDED
                                                               SEPTEMBER 30                    SEPTEMBER 30
                                                       ---------------------------      ---------------------------
                                                           2003           2002              2003           2002
                                                       -----------     -----------      -----------     -----------

Interest income                                        $     5,636     $     7,268      $    18,236     $    23,336
Interest expense                                             2,392           4,192            8,270          14,210
                                                       -----------     -----------      -----------     -----------
Net interest income                                          3,244           3,076            9,966           9,126
Provision for loan losses                                    4,790             150            6,340           1,550
                                                       -----------     -----------      -----------     -----------
Net interest income after provision for loan losses         (1,546)          2,926            3,626           7,576
Gain on sale of branches                                     5,511               0            5,511               0
Gain (loss) on disposition of investments                        0           1,188               41          (2,025)
Other income                                                 1,464           1,036            3,819           3,159
Other expense                                                3,540           4,088           10,197          10,368
                                                       -----------     -----------      -----------     -----------
Income (loss) before income taxes                            1,889           1,062            2,800          (1,658)
Income taxes (benefit)                                         937             276              997            (994)
                                                       -----------     -----------      -----------     -----------
Net income (loss)                                      $       952     $       786      $     1,803     $      (664)
                                                       ===========     ===========      ===========     ===========
Earnings (loss) per basic and diluted share            $      0.30     $      0.25      $      0.57     $     (0.21)
                                                       ===========     ===========      ===========     ===========

Weighted average shares outstanding:
   Basic                                                     3,148           3,147            3,148           3,147
                                                       ===========     ===========      ===========     ===========
   Diluted                                                   3,154           3,150            3,150           3,147
                                                       ===========     ===========      ===========     ===========

Dividends declared per share                           $      0.16     $      0.16      $      0.48     $      0.48
                                                       ===========     ===========      ===========     ===========


                                                                        SEPT. 30           DEC. 31        SEPT. 30
                                                                          2003              2002            2002
                                                                       -----------      -----------     -----------

Total assets                                                           $   402,252      $   456,807     $   480,247
Cash and other investments                                                  34,116           45,696          38,414
Investment securities                                                      106,783           58,155          62,121
Loans, net                                                                 215,042          304,586         333,281
Deposits                                                                   348,492          402,187         420,286
Borrowed funds                                                               5,480            6,432           6,705
Shareholders' equity                                                        38,995           39,040          41,842
Non-performing loans                                                         9,261           18,442          17,961
Book value per share                                                         12.39            12.40           13.28


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